NIOGOLD MINING CORP.
24549 – 53rd Avenue
Langley, BC, V2Z 1H6

INFORMATION CIRCULAR

(containing information as at December 15, 2006)
SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies (the "Proxies") by the management of NIOGOLD MINING CORP. (the "Company") for use at the Annual & Special Meeting (the "Meeting") to be held on January 25, 2007, at the time and place and for the purposes set forth in the accompanying Notice of Meeting (the "Notice"). While the solicitation will be made primarily by mail, Proxies may be solicited personally or by telephone by the regular employees of the Company at nominal cost. The cost of solicitation will be borne by the Company.

No person is authorized to give any information or to make any representations other than those contained in this Information Circular and, if given or made, such information or representations should not be relied upon as having been authorized.

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the issuer or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

By choosing to send these materials to you directly, the issuer (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

APPOINTMENT OF PROXYHOLDERS
AND COMPLETION OF PROXIES

The persons designated as proxyholder in the enclosed form of Proxy are nominees selected by the Company's management. A Shareholder has the right to appoint a person to represent and vote for the Shareholder at the Meeting other than the persons designated in the enclosed form of Proxy. Such other person need not be a Shareholder of the Company. See below for instructions.

Registered Shareholders

To exercise the right to appoint another person as proxyholder, a Shareholder shall strike out the names of the persons named as proxyholder in the enclosed form of Proxy and insert the name of the Shareholder's nominee in the blank space provided, or complete another proper instrument of Proxy.

A Proxy must be signed by the Shareholder or by the Shareholder's attorney authorized in writing, or, if the Shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer. Evidence of the authority of such attorney or officer, as applicable, must accompany the Proxy.

The completed Proxy must be deposited with the Company's registrar and transfer agent, Pacific Corporate Trust Company, located at the 2nd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 (the "Transfer Agent"), or with the Company's registered office, located at Suite 1600, 609 Granville Street, Vancouver, British Columbia, V7Y 1C3 (the "Registered Office"), at least 48 hours before the time of the Meeting or any adjournment thereof at which the Proxy is to be used, excluding Saturdays, Sundays and holidays.

Advice to Non-Registered Shareholders

Only registered shareholders or duly appointed proxyholders for registered shareholders are permitted to attend and vote at the Meeting. In many cases, shareholders will beneficially own shares, but the shares will be held by and registered in the name of an agent or depository for such shares, and not in the name of the shareholder itself (such shareholders are referred to herein as "Non-Registered Shareholders"). Non-Registered Shareholders are advised that only proxies from registered shareholders of record can be recognized and voted at the Meeting.

If shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will be registered in the name of the shareholder's broker or an agent of that broker, and not in the name of the shareholder, on the records of the Company. Accordingly, many shareholders of the Company are "Non-Registered Shareholders" because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares. More particularly, a person is a Non-Registered Shareholder in respect of shares which are held on behalf of that person but are registered either:

a)

in the name of an intermediary (an "Intermediary") that the Non-Registered Shareholder deals with in respect of the shares, including, among others, securities dealers, brokers, banks, trust companies and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

b)

in the name of a clearing agency, such as The Canadian Depository for Securities Limited ("CDS"), of which the Intermediary is a participant – in Canada, the vast majority of such shares are registered in the name of CDS, which act as nominee for many Canadian brokerage firms.

Shares so held by brokers or their nominees can only be voted for or against resolutions upon the instructions of the Non-Registered Shareholder. Without specific instructions, brokers/nominees are prohibited from voting shares held for Non-Registered Shareholders.

The directors and officers of the Company do not know for whose benefit the shares registered in the name of CDS or any other securities depositary firms or brokerage house are held. The Company has distributed copies of the Notice of Meeting, this Information Circular and the enclosed form of proxy (the "Meeting Materials") to clearing agencies and Intermediaries for onward distribution to Non-Registered Shareholders, with a request for voting instructions. Applicable regulatory policy requires Intermediaries/nominees to seek voting instructions from Non-Registered Shareholders in advance of shareholders' meetings unless the Non-Registered Shareholders have waived the right to receive meeting materials.

Every Intermediary/nominee has its own mailing procedures and provides its own proxy completion and return instructions, which should be carefully followed by Non-Registered Shareholders in order to ensure that their shares are voted at the Meeting. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either:

a)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, it does not need to be signed by the Non-Registered Shareholder prior to submitting the proxy;

b)

be given a form of proxy identical to the form of proxy provided by the Company to the registered shareholders but which has not been signed by the Intermediary. Such is not, however, a valid proxy – rather it is to be used as a means of instructing the registered shareholder how to vote on behalf of the Non-Registered Shareholder, and thereafter the registered shareholder must sign and return a valid form of proxy;

c)

more typically, be given a proxy authorization form which is not signed by the Intermediary. As above, such is not a valid proxy but must be properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, and will constitute voting instructions which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of a one page pre-printed form, the proxy authorization form will consist of a regular printed form or proxy accompanied by a page of instructions and a removable label containing a bar code and other information – in order for this form of proxy authorization to be valid, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy, and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

The majority of Canadian brokers now delegate responsibility for obtaining voting instructions from the Non-Registered Shareholders to ADP Investor Communications Services ("ADP"). ADP typically supplies a special sticker to be attached to the form of proxy and asks Non-Registered Shareholders to return the completed proxy form to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Non-Registered Shareholder receiving such a proxy from ADP cannot use that proxy to vote shares directly at the Meeting – the proxy must be returned to ADP well in advance of the Meeting in order to instruct ADP how to vote the shares.

In any event, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the shares of the Company which they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Meeting in person or have another person attend and vote on behalf of the Non-Registered Shareholder, the Non-Registered Shareholder, as applicable, should strike out the names of the management proxyholders and insert the name of the Non-Registered Shareholder or his nominee in the blank space provided or follow such other instructions as may be provided by their Intermediaries/nominees. Non-Registered Shareholders should carefully follow the instructions of their Intermediary to complete and return their Proxy, including instructions regarding when, where and to whom the completed Proxy should be delivered.

All reference to shareholders in this Information Circular and the accompanying Notice of Meeting and form of proxy are to registered shareholders of record unless specifically stated otherwise.

VOTING OF PROXIES
AND EXERCISE OF DISCRETION

The securities represented by a Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon the securities will be voted accordingly.

In the absence of any instructions on how the securities represented by the Proxy are to be voted, the proxyholder will have discretionary authority to vote on such unspecified matters. The persons named in the enclosed form of Proxy intend to vote in favour of the motions proposed to be made at the Meeting as stated in the Notice and in this Information Circular.

The enclosed form of Proxy confers discretionary authority with respect to amendments or variations to the matters disclosed in the Notice and in this Information Circular, or any other matters which may properly be brought before the Meeting. At the time of the printing of this Information Circular, the Company's management is not aware of any such amendments, variations or other matters to be presented for action at the Meeting. If, however, any amendments, variations or other matters which are not now known to the Company's management should properly come before the Meeting, the Proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxyholder on such matters.

REVOCATION OF PROXIES

A shareholder may revoke a Proxy on any matter on which it has not been previously exercised:

a)

by depositing an instrument in writing executed by him or by his attorney authorized in writing, or, if the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer, with evidence of the authority of such attorney or officer, as applicable, accompanying the Proxy (i) with the Transfer Agent or the Registered Office at any time up to and including the last business day before the day of the Meeting or any adjournment thereof at which the Proxy is to be used, or (ii) with the Chairman of the Meeting at the scheduled commencement of the Meeting or adjournment thereof at which time the Proxy is to be used, or

b)

in any other manner permitted by law.

Revocation of Proxies may also be done electronically. Shareholders who wish to revoke Proxies electronically are urged to contact the Transfer Agent to determine the availability, and instructions for the use, of this option.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as otherwise disclosed herein, none of:

a)

the directors or executive officers of the Company at any time since the beginning of the last financial year of the Company;

b)

the proposed nominees for election as a director of the Company; or

c)

any associate or affiliate of the foregoing persons,

has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matters to be acted upon at the Meeting other than the election of directors or the appointment of Auditors.

VOTING SECURITIES AND RECORD DATE

The Company's authorized voting securities consist of 100,000,000 common shares without par value. On December 15, 2006 (the "Record Date"), 32,885,123 common shares were issued and outstanding, each carrying the right to one vote.

Unless otherwise permitted by law, only those shareholders of record holding common shares on the Record Date shall be entitled to vote at the forthcoming Meeting or any adjournment thereof in person or by Proxy. On any ballot, each shareholder of record holding common shares on the Record Date is entitled to one vote for each common share registered in its name on the list of shareholders as at the Record Date, which list will be available for inspection during normal business hours at the offices of the Transfer Agent and at the Meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

To the knowledge of the directors and senior officers of the Company, no person beneficially owns, directly or indirectly, or exercises control or direction over, voting securities carrying more than 10% of the voting rights attached to any class of voting securities of the Company on the Record Date.

ADDITIONAL COPIES OF MEETING MATERIALS

Additional copies of the materials for the Meeting, comprising the Notice, this Information Circular, the Company's Audited Financial Statements for the financial year ended August 31, 2006, together with the Auditor's Report thereon, the Company's Report to Shareholders, and the form of Proxy, will be available from the Transfer Agent and the Registered Office during normal business hours.

PRESENTATION OF FINANCIAL STATEMENTS

The Company's Audited Financial Statements for the financial year ended August 31, 2006, together with the Auditors' Report thereon, and the Company's Report to Shareholders, are being mailed to the shareholders of record as of the Record Date together with the Notice and this Information Circular, and will be presented to the shareholders at the Meeting.

ELECTION OF DIRECTORS

The shareholders of the Company will be asked to pass an ordinary resolution to fix the number of Directors for the ensuing year at five (5). The persons named in the enclosed form of Proxy intend to vote for a Board of Directors to be comprised of five (5) directors.

The persons identified below and named as candidates for directorship in the enclosed form of Proxy are nominees of management. The persons named in the enclosed form of Proxy intend to vote for the election of these management nominees. The names of further nominees for Director may come from the floor at the Meeting.

Each Director elected will hold office until the next Annual General Meeting or his successor is appointed, unless his office is earlier vacated in accordance with the British Columbia Business Corporations Act and the Articles of the Company.

Management's Nominees For Directorship

Name, Province and Country of Residence(1) and Positions Held with the Company	Present and Principal Occupation or Employment During the Past Five Years(1)	Dates Serving as a Director	Number of Voting Securities Beneficially Owned or Controlled as at the Record Date(1)
MICHAEL IVERSON(2) BC, Canada President, CEO and Director	Businessman; President of Triple K Ventures Ltd.	since January 28, 1998	337,000 common shares
JACQUES BRUNELLE(2)~ Quebec, Canada Director	President and Chief Executive Officer of the Company	since June 1, 2003	185,000(3) common shares
ROCK LEFRANCOIS QUEBEC, Canada Director, Secretary and VP Exploration	Geologist	since February 28, 2006	68,000 common shares
ARDEN MORROW COLORADO, USA. Director	President, Northland Resources Inc.	since May 9, 2006	Nil

-6

Name, Province and Country of Residence(1) and Positions Held with the Company	Present and Principal Occupation or Employment During the Past Five Years(1)	Dates Serving as a Director	Number of Voting Securities Beneficially Owned or Controlled as at the Record Date(1)
JEAN LAFLEUR QUEBEC, CANADA Director	Consultant, Professional Geologist	since February 28, 2006	Nil

(1)

The information as to province and country of residence, present principal occupation or employment and during the past five years and the number of voting securities beneficially owned or controlled as at the Record Date for each of the nominees has been furnished by the respective nominees themselves. Five year disclosure of principal occupation or employment is not required if the proposed director was elected to his present term of office by a vote ofsecurityholders at a meeting, the notice of which was accompanied by an information circular.

(2)

Mr. Iverson was appointed President and CEO on February 28, 2006 and Mr. Brunelle resigned as President and CEO on February 28, 2006.

(3)

Shares held by 9047-0964 Quebec Inc. a company owned and controlled by Mr. Brunelle.

The current members of the Company's Audit Committee are Messrs. Jacques Brunelle, Michael Iverson and Arden Morrow. Certain disclosures concerning the Audit Committee in accordance with the requirements of Form 52-110F2 of Multilateral Instrument 52-110, including the Audit Committee's Charter and disclosures concerning the financial literacy and independence of the Audit Committee members, are attached hereto as Appendix "A". The Company does not, at present, have an Executive Committee.

Certain disclosures concerning the corporate governance practices of the Issuer in accordance with the requirements of Form 58-101F2 Corporate Governance Disclosure (Venture Issuers) are attached hereto as Appendix "B".

Except as disclosed below, no proposed director is, at the time of this information circular, or has been, within the 10 years before the date of this information circular, a director or executive officer of any company that, while the person was acting in that capacity:

a)

was the subject of a cease trade or similar order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days;

b)

was subject to an event that resulted, after the director or officer ceased to be a director or officer, in the company being the subject of a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

c)

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its asset, or has, within the 10 years before the date of this information circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

•

Mr. Brunelle declared bankruptcy and was, on April 5, 1997, subsequently discharged and released from all debts pursuant to subsection 168.1 of the Bankruptcy and Insolvency Act (the "Act") except for those matters referred to under subsection 178(1) of the Act.

EXECUTIVE COMPENSATION

The following disclosure concerning Executive Compensation in this section has been prepared in accordance with the requirements of Form 51-102F6 of National Instrument 51-102 ("NI51-102"). During the financial year ended August 31, 2006, the Company had two (2) "Named Executive Officers" as determined pursuant to NI51-102, namely Mr. Jacques Brunelle, its former President and Chief Executive Officer, and Mr. Michael Iverson, acting in the capacity of "Chief Financial Officer" for purposes of certifying the Company's financial statements and its current President and Chief Executive Officer.

Definitions

For the purpose of this Information Circular:

"Chief Executive Officer" or "CEO" means each individual who served as chief executive officer of the Company or acted in a similar capacity during the most recently completed financial year;

"Chief Financial Officer" or "CFO" means each individual who served as chief financial officer of the Company or acted in a similar capacity during the most recently completed financial year;

"Executive Officer" of the Company means an individual who at any time during the financial year was (a) the chair of the Company; (b) a vice-chair of the Company; (c) the president of the Company; (d) a vice-president of the Company in charge of a principal business unit, division or function such as sales, finance or production; (e) an officer of the Company or any of its subsidiaries who performed a policy-making function in respect of the Company; or (f) any other individual who performed a policy-making function in respect of the reporting issuer;

"Named Executive Officers" or "NEOs" means (a) each CEO; (b) each CFO; (c) each of the Company's three most highly compensated Executive Officers, other than the CEO and CFO, who were serving as Executive Officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $150,000; and (d) any additional individual for whom disclosure would have been provided under (c) except that the individual was not serving as an officer of the Company at the end of the most recently completed financial year-end.

Summary Compensation Of Named Executive Officers

		Annual Compensation			Long Term Compensation
					Awards		Payouts
				Other	Securities	Restricted		All
				Annual	Under	Shares or		Other
Name and				Compen-	Options	Restricted	LTIP	Compen-
Principal		Salary	Bonus	sation	Granted (3)	Share Units	Payouts	sation
Position(1))	Year (2)	($)	($)	($)		($)	($)	($)
Jacques Brunelle	2006	60,000	Nil	Nil	Nil	Nil	Nil	Nil
	2005	85,500	Nil	Nil	250,000	Nil	Nil	Nil
Former President	2004	60,000	Nil	Nil	100,000	Nil	Nil	Nil
& CEO
Michael Iverson	2006	96,0004)	Nil	6,000(5)	Nil	Nil	Nil	Nil
	2005	79,5004)	Nil	6,000(5)	150,000	Nil	Nil	Nil
Current President	2004	54,0004)	Nil	6,000(5)	100,000	Nil	Nil	Nil
and CEO

(1)

Principal position at the end of the most recently completed financial year.

(2)

Based on the Company's financial year ending August 31.

(3)

Figures represent options granted during a particular year; see "Aggregated Option" table for the aggregate number of options outstanding at year-end.

(4)

Paid to Triple K Ventures Ltd. a company controlled by Mr. Iverson.

(5)

Compensation for office rent of $500 per month.

Long-Term Incentive Plans Awards In Most Recently Completed Financial Year

No long term incentive plan awards were made by the Company or any subsidiary thereof to the Named Executive Officers during the most recently completed financial year.

Options/SARs Grants During The Most Recently Completed Financial Year

The following table sets forth selected details of all stock options to acquire securities of the Company or any subsidiary thereof, and any stock appreciation rights, granted to the Named Executive Officers during the most recently completed financial year.

Name	Securities Under Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Financial Year(1)	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on Date of Grant (2) ($/Security)	Expiration Date
Jacques Brunelle	Nil	n/a	n/a	n/a	n/a
Michael Iverson	Nil	n/a	n/a	n/a	n/a

(1)

Percentage of all options granted during the most recently completed financial year.

(2)

Based on the last closing price of the Company's common shares on the TSX Venture Exchange before the date of the grant.

Aggregated Option/SAR Exercises During The Most Recently Completed Financial Year and Financial Year-End Option/SAR Values

The following table sets forth selected details of all stock option to acquire securities of the Company or any subsidiary thereof, and any stock appreciation rights, exercised by the Named Executive Officers during the most recently completed financial year and the number and value of unexercised options/SAR5 held by them as at the end of the most recently completed financial year.

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Number of Unexercised Options at Financial Year End (#) Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at Financial Year End(l) ($) Exercisable / Unexercisable
Jacques Brunelle	nil	n/a	350,000 / nil	nil / nil
Michael Iverson	nil	n/a	250,000 / nil	nil / nil

(1)

Based on the last closing price of the Company's common shares on the TSX Venture Exchange on or before August 31, 2006, being $0.29.

Termination Of Employment, Change In Responsibilities And Employment Contracts

At the end of the most recently completed financial year, there were no written employment or consulting contracts between the Company or any subsidiary thereof and the Named Executive Officers.

Compensation Of Directors

Except as otherwise disclosed herein or in the Company's financial statements for the most recently completed financial year, during the most recently completed financial year there were no standard arrangements, or other arrangements in addition to or in lieu of standard arrangements, under which the Directors of the Company were compensated by the Company or any subsidiary thereof for services in their capacity as Directors (including any additional amounts payable for committee participation or special assignments) or for services as consultants or experts, other than the granting of stock options. There are no arrangements for compensation with respect to the termination of the Directors in the event of a change of control of the Company.

During the most recently completed financial year, stock options to acquire an aggregate of 600,000 common shares of the Company were granted to the Directors. During the most recently completed financial year, no stock options to acquire securities of the Company or any subsidiary thereof were exercised by the Directors. As at the end of the most recently completed financial year, the Directors (including the Named Executive Officers) held stock options to acquire an aggregate of 1,300,000 common shares of the Company having a value of $nil based on the last closing price of the Company's common shares on the TSX Venture Exchange on or before August 31, 2006, being $0.29.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

Plan Category	No. of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	No. of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans and individual equity compensation arrangements approved by securityholders~(2)	1,830,000	$0.30	670,000
Equity compensation plans and individual equity compensation arrangements not approved by securityholders(3)	1,480,850	$0.30	n/a
Total	3,310,850		675,000

(1)

The foregoing information is presented as of August 31, 2006.

(2)

Represents the Option Plan of the Company. As at August 31, 2006, the Option Plan reserved a maximum of 2,500,000 common shares for issue pursuant to the Option Plan.

(3)

Represents agent's warrants outstanding as at August 31, 2006, issued as compensation pursuant to the completion of brokered financings undertaken by the Company.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date hereof, other than indebtedness that has been entirely repaid on or before the date of this information circular or "routine indebtedness" as defined in Form 51-102F5 of National Instrument 51-102 none of:

a)

the individuals who are, or at any time since the beginning of the last financial year of the Company were, a director or executive officer of the Company;

b)

the proposed nominees for election as a director of the Company; or

c)

any associates of the foregoing persons,

is, or at any time since the beginning of the most recently completed financial year has been, indebted to the Company or any subsidiary of the Company, or is a person whose indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any subsidiary of the Company.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

For purposes of the following discussion, "Informed Person" means (a) a director or executive officer of the Company; (b) a director or executive officer of a person or company that is itself an Informed Person or a subsidiary of the Company; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of the Company, other than the voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Company itself if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

Except as disclosed below, elsewhere herein or in the Notes (in particular, Note 7) to the Company's financial statements for the financial year ended August 31, 2006, none of:

a)

the Informed Persons of the Company;

b)

the proposed nominees for election as a director of the Company; or

c)

any associate or affiliate of the foregoing persons,

has any material interest, direct or indirect, in any transaction since the commencement of the last financial year of the Company or in proposed transaction which has materially affected or would materially affect the Company or any subsidiary of the Company.

MANAGEMENT CONTRACTS

Management functions of the Company and any subsidiary of the Company are not, to any substantial degree, performed by a person other than the Directors or executive officers of the Company or any subsidiary thereof.

APPOINTMENT AND REMUNERATION OF AUDITORS

Shareholders will be asked to pass an ordinary resolution to re-appoint Robert Bishop, Chartered Accountant, of 13308 Crescent Road, South Surrey, British Columbia, as auditors for the Company to hold office until the next Annual General Meeting of the shareholders at a remuneration to be fixed by the Board of Directors. Management of the Company recommends the re-appointment of Robert Bishop, Chartered Accountant, as auditor for the Company, and the persons named in the enclosed Proxy intend to vote for such re-appointment.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

A.

Adoption of Stock Option Plan

Under Policy 4.4 of the TSX Venture Exchange, "rolling" stock option plans must receive approval of the shareholders on a yearly basis. The Board of Directors of the Company adopted a rolling stock option plan at last year's annual general meeting. Accordingly, Shareholders will be asked to pass an ordinary resolution approving the Company's stock option plan (the "Plan") details of which are set forth below.

·

the Stock Option Plan reserves a rolling maximum of 10% of the issued shares of the Company at the time of a stock option grant, with no vesting provisions;

·

no more than 5% of the Common Shares outstanding at the time of grant may be reserved for issuance to any one individual in any 12 month period;

·

no more than 2% of the Common Shares outstanding at the time of grant may be reserved for issuance to any Consultant (as defined by the Exchange) in any 12 month period;

·

no more than an aggregate of 2% of the Common Shares outstanding at the time of grant may be reserved for issuance to any Employee (as defined by the Exchange) conducting Investor Relations Activities (as defined by the Exchange) in any 12 month period;

·

the minimum exercise price of an incentive stock options cannot be less than the Market Price (as determined by the Exchange) of the Common Shares less any applicable discount pursuant to the Policies of the Exchange;

·

options may have a maximum exercise period of five years, unless the Company is listed on Tier 1 of the Exchange in which event they may have a maximum exercise period of ten years;

·

options are non-assignable and non-transferable; and

·

the Stock Option Plan contains provisions for adjustment in the number of Common Shares or other property issuable on exercise of incentive stock options in the event of a share consolidation, split, reclassification or other relevant change in the Common Shares, or an amalgamation, merger or other relevant change in the Company's corporate structure, or any other relevant change in the Company's capitalization.

B.

Other Matters

At the time of the printing of this Information Circular, the Company's management is not aware of any other matters to be presented for action at the Meeting other than those referred to in the Notice. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote on same in accordance with the best judgment on such matters.

APPROVAL

The contents and distribution to shareholders of this Information Circular has been approved by the directors of the Company.

DATED this 21st day of December, 2006.

BY ORDER OF THE BOARD OF DIRECTORS

"Michael Iverson"

MICHAEL IVERSON
President, CEO and Director

APPENDIX "A"

FORM 52-110F2
AUDIT COMMITTEE DISCLOSURE

Item 1: The Audit Committee's Charter

Purpose

The overall purpose of the Audit Committee (the "Committee") of Niogold Mining Corp. (the "Company") is to ensure that the Company's management has designed and implemented an effective system of internal financial controls, to review and report on the integrity of the consolidated financial statements and related financial disclosure of the Company, and to review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of financial information.

Composition, Procedures and Organization

1.

The Committee shall consist of at least three members of the Board of Directors (the "Board").

2.

The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, shall appoint the members of the Committee for the ensuing year. The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee.

3.

Unless the Board shall have appointed a chair of the Committee, the members of the Committee shall elect a chair and a secretary from among their number.

4.

The quorum for meetings shall be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other.

5.

The Committee shall have access to such officers and employees of the Company and to the Company's external auditors, and to such information respecting the Company, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

6.

Meetings of the Committee shall be conducted as follows:

(a)

the Committee shall meet at least four times annually at such times and at such locations as may be requested by the chair of the Committee. The external auditors or any member of the Committee may request a meeting of the Committee;

(b)

the external auditors shall receive notice of and have the right to attend all meetings of the Committee; and

(c)

management representatives may be invited to attend all meetings except private sessions with the external auditors.

7.

The internal auditors and the external auditors shall have a direct line of communication to the Committee through its chair and may bypass management if deemed necessary. The Committee, through its chair, may contact directly any employee in the Company as it deems necessary, and any employee may bring before the Committee any matter involving questionable, illegal or improper financial practices or transactions.

Roles and Responsibilities

1.

The overall duties and responsibilities of the Committee shall be as follows:

(a)

to assist the Board in the discharge of its responsibilities relating to the Company's accounting principles, reporting practices and internal controls and its approval of the Company's annual and quarterly consolidated financial statements and related financial disclosure;

(b)

to establish and maintain a direct line of communication with the Company's internal auditors, if any, and external auditors and assess their performance;

(c)

to ensure that the management of the Company has designed, implemented and is maintaining an effective system of internal financial controls; and

(d)

to report regularly to the Board on the fulfilment of its duties and responsibilities.

2.

The duties and responsibilities of the Committee as they relate to the external auditors shall be as follows:

(a)

to recommend to the Board a firm of external auditors to be engaged by the Company, and to verify the independence of such external auditors;

(b)

to review and approve the fee, scope and timing of the audit and other related services rendered by the external auditors;

(c)

review the audit plan of the external auditors prior to the commencement of the audit;

(d)

to review with the external auditors, upon completion of their audit:

(i)

contents of their report;

(ii)

scope and quality of the audit work performed;

(iii)

adequacy of the Company's financial and auditing personnel;

(iv)

co-operation received from the Company's personnel during the audit;

(v)

internal resources used;

(vi)

significant transactions outside of the normal business of the Company;

(vii)

significant proposed adjustments and recommendations for improving internal accounting controls, accounting principles or management systems; and

(viii)

the non-audit services provided by the external auditors;

(e)

to discuss with the external auditors the quality and not just the acceptability of the Company's accounting principles; and

(f)

to implement structures and procedures to ensure that the Committee meets the external auditors on a regular basis in the absence of management.

3.

The duties and responsibilities of the Committee as they relate to the Company's internal auditors, if any, are to:

(a)

periodically review the internal audit function with respect to the organization, staffing and effectiveness of the internal audit department;

(b)

review and approve the internal audit plan; and

(c)

review significant internal audit findings and recommendations, and management's response thereto.

4.

The duties and responsibilities of the Committee as they relate to the internal control procedures of the Company are to:

(a)

review the appropriateness and effectiveness of the Company's policies and business practices which impact on the financial integrity of the Company, including those relating to internal auditing, insurance, accounting, information services and systems and financial controls, management reporting and risk management;

(b)

review compliance under the Company's business conduct and ethics policies and to periodically review these policies and recommend to the Board changes which the Committee may deem appropriate;

(c)

review any unresolved issues between management and the external auditors that could affect the financial reporting or internal controls of the Company; and

(d)

periodically review the Company's financial and auditing procedures and the extent to which recommendations made by the internal audit staff or by the external auditors have been implemented.

5.

The Committee is also charged with the responsibility to:

(a)

review the Company's quarterly statements of earnings, including the impact of unusual items and changes in accounting principles and estimates and report to the Board with respect thereto;

(b)

review and approve the financial sections of:

(i)

the annual report to shareholders;

(ii)

the annual information form, if required;

(iii)

annual and interim MD&A;

(iv)

prospectuses;

(v)

news releases discussing financial results of the Company; and

(vi)

other public reports of a financial nature requiring approval by the Board, and report to the Board with respect thereto;

(c)

review regulatory filings and decisions as they relate to the Company's consolidated financial statements;

(d)

review the appropriateness of the policies and procedures used in the preparation of the Company's consolidated financial statements and other required disclosure documents, and consider recommendations for any material change to such policies;

(e)

review and report on the integrity of the Company's consolidated financial statements;

(f)

review the minutes of any audit committee meeting of subsidiary companies;

(g)

review with management, the external auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments that could have a material effect upon the financial position or operating results of the Company and the manner in which such matters have been disclosed in the consolidated financial statements;

(h)

review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, tax matters and disclosure of financial information; and

(i)

develop a calendar of activities to be undertaken by the Committee for each ensuing year and to submit the calendar in the appropriate format to the Board of Directors following each annual general meeting of shareholders.

Item 2: Composition of the Audit Committee

The current members of the Committee are Messrs. Jacques Brunelle, Michael Iverson and Arden Morrow. All members are considered financially literate, as those terms are used in Multilateral Instrument 52-110 (the "Instrument") of the Canadian Securities Administrators.

Pursuant to the provisions relating to independence set out in section 1.4 of the Instrument:

•

Arden Morrow is considered independent as he is not, nor has been, an employee or executive officer of the Company nor otherwise has or had a direct or indirect material relationship with the Issuer which could, in the view of the Issuer's Board of Directors, reasonably interfere with the exercise of his independent judgement.

•

Mr. Brunelle is not considered independent as he was serving in the capacity of President and Chief Executive Officer of the Company.

•

Mr. Iverson is not considered independent as he is serving in the capacity of President and Chief Executive Officer of the Company.

Item 3: Audit Committee Oversight

At no time since the commencement of the Company's most recently completed financial year was a recommendation of the Committee to nominate or compensate an external auditor (currently, Robert Bishop, Chartered Accountant) not adopted by the Board.

Item 4: Reliance on Certain Exemptions

Non Audit Services

The Instrument requires that the Committee pre-approve all non-audit services to be provided to the Company or its subsidiaries by the Company's external auditor.

In respect of the most recently completed financial year, the Company has relied on the exemption for such pre-approval set out in section 2.4(c) of the Instrument, namely that the performance of the non-audit services by the external auditor was brought to the attention of the Committee and approved by the Committee prior to the completion of the audit for the most recently completed financial year.

Other Exemptions

In respect of the most recently completed financial year, the Company has not relied on an exemption from the Instrument, in whole or in part, granted by a securities regulatory authority or regulator under Part 8 of the Instrument.

Item 5: Pre-Approval Policies and Procedures

Formal policies and procedures for the engagement of non-audit services have yet to formulated and adopted.

Item 6: External Auditor Service Fees (By Category)

The aggregate fees charged to the Company by the external auditor in each of the last two fiscal years is as follows:

	FYE 2006(1)	FYE 2005
Audit fees (1)	$ 40,000	$ 25,000
Audit related fees	8,500	12,600
Tax fees	7,600	7,150
All other fees (non-tax)	5,200	13,400
Total Fees:	$ 61,300	$ 58,150

 (1)

Audit fees for the fiscal year ended August 31, 2006, is an estimated figure.

Item 7: Exemption

In respect of the most recently completed financial year, the Company is relying on the exemption set out in section 6.1 of the Instrument with respect to compliance with the requirements of Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of the Instrument.

APPENDIX "B"

Form 58-101F2
CORPORATE GOVERNANCE DISCLOSURE
(VENTURE ISSUERS)

1.

Board of Directors and Independent Supervision of Management

Pursuant to the provisions relating to independence set out in National Instrument 58-101:

·

Arden Morrow is considered independent as he is not, nor has been, an employee or executive officer of the Company nor otherwise has or had a direct or indirect material relationship with the Issuer which could, in the view of the Issuer's Board of Directors, reasonably interfere with the exercise of his independent judgement.

·

Mr. Brunelle is not considered independent as he was serving in the capacity of President and Chief Executive Officer of the Company.

·

Mr. Iverson is not considered independent as he is serving in the capacity of President and Chief Executive Officer of the Company.

The activities of management are periodically brought before the board, including all independent directors, for review as to appropriateness and scope. The approval of independent directors is sought before any material non-arm's length transactions or major expenses are entered into.

2.

Directorships.

The directors of the Company are also directors of the following reporting issuers:

Name	Other Reporting Issuer
Jacques Brunelle	N/A
Michael Iverson	Fortuna Silver Mines Inc. Northland Resources Inc.
Jean Lafleur Arden	Eloro Resources Ltd. Champion Minerals Inc.
Arden Morrow	Northland Resources Inc. Fortuna Silver Mines Inc.
Rock Lefrancois	N/A

3.

Orientation and Continuing Education

New directors are provided with, and are expected to respect, a specific mandate and outline of responsibilities as follows:

MANDATE AND RESPONSIBILITIES OF THE BOARD OF DIRECTORS

Subject to the Articles of Niogold Mining Corp. (the "Company") and applicable laws, the board has a stewardship responsibility to:

(a)

oversee the conduct of the business of the Company and supervise the management of the Company;

(b)

provide leadership and direction to management;

(c)

evaluate management;

(d)

set policies appropriate for the business of the Company; and

(e)

approve corporate strategies and goals.

The board delegates the day to day management of the business and affairs of the Company to the Chief Executive Officer. The board meets periodically and on an as needed basis to review and make decisions regarding the overall business and the management of the Company, including but not limited to determining the policies, strategies and goals of the Company, to determining the direction and guidance to be given to the Chief Executive Officer, and to providing feedback to the Chief Executive Officer with respect to the board's evaluation of the Chief Executive Officer and other senior officers and of their effectiveness in achieving and complying with the policies, strategies and goals established by the board.

DUTIES AND RESPONSIBILITIES OF INDIVIDUAL DIRECTORS

A.

Each director must act honestly and in good faith with a view to the best interests of the Company and all of its shareholders generally, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

B.

Each director is accountable to the shareholders of the Company generally, and cannot represent or report to any individual or separate constituency of shareholders.

C.

Each director should be confident that each other director brings the same open mind to each issue. Where individual directors have concerns about matters that are not readily or easily discussed in the presence of the full board, they may bring their concerns to the attention of the Chairman of the Board for review and direction.

D.

While a director may not have industry experience, each director is expected to have relevant business experience and to become sufficiently familiar with the affairs of the Company to exercise reasonable judgment. This requires keen interest in the Company and its challenges and opportunities.

E.

Each director has an important and positive role to fulfill as an ambassador of the Company. Each director by virtue of his or her position as such is a role model in the community and is expected to conduct him or herself in a manner consistent with the highest standards of moral and ethical conduct. Directors are also encouraged to participate in activities which enhance the image of the Company.

4.

Ethical Business Conduct

The directors are encouraged to sustain the highest ethical standards regarding:

·

potential conflicts of interest, including any transactions of which a director has a material interest;

·

protection and proper use of corporate assets and opportunities;

·

maintaining of confidentiality of corporate information;

·

fair and honest dealing with the Company's security holders, customers, suppliers, competitors and employees;

·

compliance with laws, rules and regulations; and

•

immediate reporting of any illegal or unethical behavior.

5.

Nomination of Directors

The existing board identifies new candidates. All new candidates are reviewed by the board, including all independent directors, for their qualifications, competencies, skills and potential contribution they can bring to the board, as well as their background and past board experience.

6.

Compensation

The board determines compensation. Compensation decisions are made based on regular reviews of industry specific standards, the Company's capacity to provide such compensation and the particular requirements of the position.

7.

Other Board Committees

There are currently no committees, other than the audit committee.

8.

Assessments

The board regularly reviews, and individual directors are encouraged to give feedback regarding, the effectiveness of the board as a whole, its committees and individual directors. To the extent practical, any comments from shareholders regarding the directors or the stewardship of the Company are discussed at such meetings with a view to determining changes, if any, to corporate governance practices.